CenturyLink reports fourth quarter and full year 2017 results

Fourth Quarter and Full Year 2017 Highlights

•
Completed acquisition of Level 3 Communications (Level 3), positioning CenturyLink as the second largest domestic communications provider serving global enterprise customers, with 2017 pro forma annual revenue of more than $24 billion

•	Increased network scale and enhanced product and services portfolio enables CenturyLink to better meet the connectivity and managed services needs of customers

•	Expect 2018 Adjusted EBITDA to be higher than 2017 pro forma Adjusted EBITDA

•	Anticipate 2018 Free Cash Flow after Dividends of $850 million to $1.05 billion

MONROE, La., February 14, 2018 — CenturyLink, Inc. (NYSE: CTL) today reported results for fourth quarter and full year ended December 31, 2017.
CenturyLink Reported Results
The reported results on a consolidated basis include two months of Level 3's financial performance, as CenturyLink closed the Level 3 acquisition1 on Nov. 1, 2017.
Consolidated total revenue was $5.323 billion for fourth quarter 2017, compared to $4.289 billion for fourth quarter 2016 and $17.66 billion for full year 2017 compared to $17.47 billion for full year 2016.
Consolidated diluted earnings per share was $1.26 for fourth quarter 2017, compared to diluted earnings per share of $0.08 for fourth quarter 2016. Excluding special items2 in fourth quarter 2017, the diluted earnings per share was $0.18. Fourth quarter special items included a recognized tax benefit of $1.1 billion from the enactment of the Tax Cuts and Jobs Act, along with $222 million of acquisition and integration-related expenses. For more information on consolidated operating results, see the attachments to this release.
“2017 was a year of significant transformation for CenturyLink. The sale of our data centers and colocation business followed by the acquisition of Level 3 Communications positions CenturyLink as a leading global networking company,” said Glen F. Post, III, CenturyLink chief executive officer. “This strategic combination brings significant scale, enhances our products and services portfolio, and improves our long-term financial flexibility.”

“We are focused on the successful integration of our businesses and improving our customer experience through simplification and automation while achieving our targeted $975 million in annualized run rate cash savings," Post concluded.

“With this combination, CenturyLink is now better positioned to meet the needs of our customers and drive long-term shareholder return,” said Jeff Storey, CenturyLink president and chief operating officer. “We have organized and integrated our sales, operations and service teams to meet the specific needs of our customers - from consumers to small businesses to the largest global enterprises in the world. We are continuing to invest to meet the needs of our customers and to provide them with an improved digital experience.”
CenturyLink Standalone Results
The following tables provide CenturyLink results on a standalone unaudited basis and exclude special items (including integration-related expenses), intercompany eliminations and acquisition accounting adjustments associated with the acquisition of Level 3 effective Nov. 1, 2017.

Metrics	Fourth Quarter	Fourth Quarter	Full Year	Full Year
($ in millions)	2017	2016	2017	2016
Strategic Revenue[3,4]	$1,905	2,028	7,725	8,098
Legacy Revenue[3,4]	1,633	1,834	6,868	7,624
Core Revenue[3]	3,538	3,862	14,593	15,722
Data Integration Revenue	113	131	498	533
Other Revenue	313	296	1,206	1,215
Total Operating Revenue	$3,964	4,289	16,297	17,470
Adjusted EBITDA[2]	1,471	1,585	5,842	6,513
Adjusted EBITDA[2] Margin	37.1%	37.0%	35.8%	37.3%
Capital Expenditures [5]	528	963	2,886	2,958
Core revenues were $3.538 billion for fourth quarter 2017, declining 8.4% compared to fourth quarter 2016, primarily due to the decline in legacy revenues, as well as the approximate $150 million revenue reduction due to the May 1, 2017 sale of the legacy CenturyLink data centers and colocation business (Colocation Sale).
Adjusted EBITDA, excluding special items, decreased to $1.471 billion from $1.585 billion in fourth quarter 2016 primarily due to the decline in higher margin legacy revenues, along with the margin impact related to the Colocation Sale.
Level 3 Standalone Results
To enable investors to track the former Level 3’s results through the end of 2017, CenturyLink is providing selected, unaudited standalone Level 3 financial and operating metrics for fourth quarter 2017 and full year 2017. These results in the following tables are based on the former Level 3 definitions for these metrics and exclude integration-related expenses, intercompany eliminations and acquisition accounting adjustments associated with the acquisition of Level 3 by CenturyLink effective Nov. 1, 2017.

Metrics	Fourth Quarter	Fourth Quarter	Full Year	Full Year
($ in millions)	2017	2016[6]	2017	2016 [6]
Core Network Services Revenue	$2,017	1,933	7,891	7,764
Wholesale Voice Services and Other Revenue	93	99	387	408
Total Revenue	$2,110	2,032	8,278	8,172
Adjusted EBITDA[2]	758	724	2,979	2,865
Capital Expenditures	301	306	1,309	1,334
Unlevered Cash Flow [2]	451	401	1,640	1,528
Free Cash Flow[2]	353	266	1,141	1,024
Network Access Margin	65.7%	66.5%	66.6%	66.7%
Adjusted EBITDA[2] Margin	35.9%	35.6%	36.0%	35.1%

Total revenue was $2.110 billion for fourth quarter 2017, compared to $2.032 billion for the fourth quarter 2016. Total Core Network Services (CNS) revenue was $2.017 billion in fourth quarter 2017, increasing 4.3% year-over-year on a reported basis, and 3.8% year-over-year on a constant currency basis.
For fourth quarter 2017, total Enterprise CNS revenue, excluding UK Government revenue, was $1.515 billion, which grew 6.5% year-over-year on a reported basis, and 6.0% year-over-year on a constant currency basis.
The accompanying financial schedules provide additional details regarding CenturyLink’s and Level 3's standalone performance and special items and reconciliations of non-GAAP financial measures for the three and twelve months ended December 31, 2017 and 2016.
Pro Forma Combined Company Results 7
The following tables provide selected financial metrics on an unaudited pro forma basis for the combined company as if the Level 3 acquisition and the sale of the data centers and colocation business had been completed on January 1, 2016.

Metrics	Fourth Quarter	Fourth Quarter	Full Year	Full Year
($ in millions)	2017	2016	2017	2016
Total Adjusted Pro Forma Revenue [7]	$6,005	6,112	24,127	24,784
Adjusted EBITDA [7,8] excluding integration-related expenses	2,211	2,235	8,698	9,079
Adjusted EBITDA[7,8] including integration-related expenses	1,994	1,998	8,260	8,800
Adjusted EBITDA Margin excluding integration-related expenses	36.8%	36.6%	36.1%	36.6%
Adjusted EBITDA Margin including integration-related expenses	33.2%	32.7%	34.2%	35.5%
Capital Expenditures	829	1,248	4,181	4,234
Capital Expenditures as percent of Total Revenue	13.8%	20.4%	17.3%	17.1%

Adjusted Pro Forma Revenue	Fourth Quarter	Fourth Quarter	Full Year	Full Year
($ in millions)	2017	2016	2017	2016
Business	$4,415	4,451	17,690	18,019
Consumer	1,401	1,485	5,704	6,061
Regulatory[9]	189	176	733	704
Total Adjusted Pro Forma Revenue	$6,005	6,112	24,127	24,784

By Business Unit
Medium & Small Business	$874	918	3,565	3,730
Enterprise	1,324	1,263	5,223	5,049
International & Global Accounts	941	905	3,660	3,603
Wholesale & Indirect	1,276	1,365	5,242	5,637
Consumer	1,401	1,485	5,704	6,061
Regulatory	189	176	733	704
Total Adjusted Pro Forma Revenue	$6,005	6,112	24,127	24,784

By Service Type
IP & Data Services	$1,839	1,802	7,276	7,148
Transport & Infrastructure	2,092	2,128	8,411	8,675
Voice & Collaboration	1,716	1,848	7,055	7,617
IT & Managed Services	169	158	652	640
Regulatory	189	176	733	704
Total Adjusted Pro Forma Revenue	$6,005	6,112	24,127	24,784

Liquidity
As of December 31, 2017, CenturyLink had cash, cash equivalents and marketable securities of $551 million.
Integration Update
During fourth quarter 2017, CenturyLink achieved approximately $75 million of annualized Adjusted EBITDA synergies. Integration-related expenses for fourth quarter 2017 were $62 million. In total, CenturyLink has incurred approximately $170 million in integration-related expenses.

2018 Business Outlook
“We are confident in our 2018 financial outlook with Adjusted EBITDA growth and strong Free Cash Flow, both before and after dividends,” said Sunit Patel, CenturyLink executive vice president and chief financial officer. “For the full year 2018, we expect Adjusted EBITDA2 of $8.75 to $8.95 billion and Free Cash Flow2 of $3.15 to $3.35 billion, excluding Level 3 integration-related expenses.”

Metrics [10]	2018 Outlook
Adjusted EBITDA	$8.75 to $8.95 billion
Free Cash Flow [11]	$3.15 to $3.35 billion
Dividends[12]	$2.30 billion
Free Cash Flow after Dividends	$850 million to $1.05 billion
GAAP Interest Expense	$2.25 billion
Cash Interest	$2.10 billion
Capital Expenditures	~16% of Revenue
Depreciation and Amortization	$5.40 to $5.50 billion
Non-cash Compensation Expense	$200 million
Cash Income Taxes	$100 million
Full Year Effective Income Tax Rate	~25%

Investor Call
As previously announced, CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, February 14, 2018. The conference call will be streamed live over CenturyLink's website at ir.centurylink.com. Additional information regarding fourth quarter 2017 results, including the presentation management will review during the conference call, will be available on the Investor Relations website prior to the call. If you are unable to join the call via the Web, the call can be accessed live at +1 877-666-4225 (U.S. Domestic) or +1 312-546-6650 (International).

A telephone replay of the call will be available beginning at 6:00 p.m. CST on February 14, 2018, and ending May 8, 2018, at 11:59 p.m. CST. The replay can be accessed by dialing +1 800-633-8284 (U.S. Domestic) or +1 402-977-9140 (International), reservation code 21880624. A webcast replay of the call will also be available on our website beginning at 11:00 a.m. CST on February 15, 2018, and ending May 8, 2018 at 11:59 p.m. CST.
Investor Relations Contact:
Kristina Waugh
318-340-5627
Kristina.r.waugh@centurylink.com

Reconciliation to GAAP
This release includes certain non-GAAP historical and forward-looking financial measures, including but not limited to adjusted EBITDA, free cash flow, adjusted free cash flow, unlevered cash flow, core revenues, adjusted net income, adjusted diluted EPS and adjustments to GAAP measures to exclude the effect of special items or currency fluctuations. In addition to providing key metrics for management to evaluate the company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.
Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP historical financial measures that may be discussed during the call described above, along with further descriptions of non-GAAP financial measures, will be available in the Investor Relations portion of the company’s website at www.centurylink.com and in the current report on form 8-K that we intend to file later today. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. CenturyLink may present or calculate its non-GAAP measures differently from other companies and, as referenced in Note 2 below, calculates certain of its non-GAAP measures differently from Level 3.

About CenturyLink
CenturyLink (NYSE: CTL) is the second largest U.S. communications provider to global enterprise customers. With customers in more than 60 countries and an intense focus on the customer experience, CenturyLink strives to be the world’s best networking company by solving customers’ increased demand for reliable and secure connections. The company also serves as its customers’ trusted partner, helping them manage increased network and IT complexity and providing managed network and cyber security solutions that help protect their business.
Forward Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including decreased demand for our legacy offerings and increased pricing pressures; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, universal service, broadband deployment, data protection and net neutrality; our ability to timely realize the anticipated benefits of our recently-completed combination with Level 3, including our ability to attain anticipated cost savings, to use Level 3’s net operating losses in the amounts projected, to retain key personnel and to avoid unanticipated integration disruptions; our ability to safeguard our network, and to avoid the adverse impact on our business from possible security breaches, service outages, system failures, equipment breakages or similar events impacting our network or the availability and quality of our services; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix; possible changes in the demand for our products and services, including our ability to effectively respond to increased demand for high-speed broadband service; our ability to successfully maintain the quality and profitability of our existing product and service offerings, to provision them efficiently to our customers, and to introduce profitable new offerings on a timely and cost-effective basis; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, debt repayments, periodic share repurchases, dividends, pension contributions and other benefits payments; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, market conditions or otherwise; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to meet the terms and conditions of our debt obligations; our ability to maintain favorable relations with our key business partners, customers, suppliers, vendors, landlords and financial institutions; our ability to effectively manage our network buildout projects and our other expansion opportunities; our ability to collect our receivables from financially troubled customers; any adverse developments in legal or regulatory proceedings involving us; changes in tax, communications, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels; the effects of changes in accounting policies or practices, including potential future impairment charges; the effects of adverse weather, terrorism or other natural or man-made disasters; the effects of more general factors such as changes in interest rates, in exchange rates, in operating costs, in general market, labor, economic or geo-political conditions, or in public policy; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange

Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

(1)	On November 1, 2017, CenturyLink acquired Level 3 Communications, Inc. through successive merger transactions, including a merger of Level 3 into its successor-in-interest, Level 3 Parent, LLC.
(2)
See attachments for reconciliations of non-GAAP figures used by CenturyLink and Level 3 to comparable GAAP figures. As illustrated in these attached reconciliation statements, CenturyLink and Level 3 have historically defined their respective non-GAAP measures differently.

(3)
Core revenues is a non-GAAP measure defined as strategic revenues plus legacy revenues (excludes data integration and other revenues) as described further in the attached schedules. Strategic revenues primarily include broadband, Multiprotocol Label Switching (MPLS), Ethernet, colocation, hosting, cloud, video, VoIP and IT services. Legacy revenues primarily include voice, private line (including special access), switched access and other ancillary services. The filed SEC reports and accompanying schedules explain these terms in greater detail.

(4)
Beginning second quarter 2017, certain legacy services, specifically dark fiber network leasing, were reclassified from legacy services to strategic services. Beginning second quarter 2016, private line (including special access) revenues were reclassified from strategic services to legacy services. All historical periods have been restated to reflect these changes.

(5)	Capital Expenditures reflects payments for property, plant and equipment and capitalized software, excluding amounts capitalized for integration related projects.
(6)
The reported fourth quarter 2016 and full year 2016 results have been adjusted to reflect changes made to customers assignments between the wholesale and enterprise channels as of the beginning of 2017.

(7)
Excludes CenturyLink Colocation revenue and Level 3 amortized revenue from pre-acquisition deferred installation charges. For a description of adjustments made in connection with preparing there pro forma figures, see the pro forma information filed with the SEC in a current Report on Form 8-K/A on January 16, 2018.

(8)
Adjusted EBITDA is defined as operating income (loss) from the Pro Forma Combined Company Results plus depreciation and amortization expense, non-cash impairment charges and non-cash stock compensation expense, adjusted for special items and CenturyLink colocation revenue and related estimated costs.

(9)	Regulatory includes CAF Phase 1, CAF Phase 2 and federal and state USF support revenue.
(10)	All outlook measures in this release and the accompanying schedules exclude integration-related expenses and other special items, and are as of February 14, 2018.
(11)	Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows.
(12)	Dividends is defined as dividends paid as disclosed in the Consolidated Statements of Cash Flows. Payments of all dividends are at the discretion of the board of directors.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended December 31,		Increase / (decrease)	Twelve months ended December 31,		Increase / (decrease)
	2017	2016		2017	2016

OPERATING REVENUES	$5,323	4,289	24%	17,656	17,470	1%

OPERATING EXPENSES
Cost of services and products	2,498	1,929	30%	8,203	7,774	6%
Selling, general and administrative *	1,104	997	11%	3,508	3,447	2%
Depreciation and amortization	1,197	958	25%	3,936	3,916	1%
Total operating expenses	4,799	3,884	24%	15,647	15,137	3%

OPERATING INCOME	524	405	29%	2,009	2,333	(14)%

OTHER (EXPENSE) INCOME
Interest expense	(481)	(320)	50%	(1,481)	(1,318)	12%
Other income (expense), net *	11	(11)	(200)%	12	5	140%
Income tax benefit (expense)	1,063	(32)	(3,422)%	849	(394)	(315)%
NET INCOME	$1,117	42	2,560%	1,389	626	122%
BASIC EARNINGS PER SHARE	$1.26	0.08	1,475%	2.21	1.16	91%
DILUTED EARNINGS PER SHARE	$1.26	0.08	1,475%	2.21	1.16	91%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	887,890	539,965	64%	627,808	539,549	16%
Diluted	889,135	541,235	64%	628,693	540,679	16%

DIVIDENDS PER COMMON SHARE	$0.54	0.54	—%	2.16	2.16	—%

*
In the first quarter of 2017, CenturyLink adopted ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” (“ASU 2017-07”). ASU 2017-07 modified the presentation of net periodic pension and postretirement benefit costs and requires the service cost component to be reported separately from the other components in order to provide more useful information. Under ASU 2017-07, the service cost component of net periodic pension and postretirement benefit costs is required to be presented in the same expense category as the related salary and wages for the employee. The other components of the net periodic pension and postretirement benefit costs are required to be recognized in other (expense) income, net in CenturyLink's consolidated statements of operations. This change was applied on a retrospective basis to all previous periods to match the current period presentation. This retrospective application resulted in a $13 million and $2 million increase in operating income and a corresponding increase in other (expense) income, net for the three and twelve months ended December 31, 2016, respectively.

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2017 AND DECEMBER 31, 2016
(UNAUDITED)
(Dollars in millions)
	As of December 31, 2017	As of December 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$551	222
Restricted cash	5	—
Other current assets	3,638	4,940
Total current assets	4,194	5,162

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	51,204	39,194
Accumulated depreciation	(24,352)	(22,155)
Net property, plant and equipment	26,852	17,039

GOODWILL AND OTHER ASSETS
Goodwill	30,409	19,650
Restricted cash	31	2
Other, net	14,065	5,164
Total goodwill and other assets	44,505	24,816

TOTAL ASSETS	$75,551	47,017

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$443	1,503
Other current liabilities	4,411	3,846
Total current liabilities	4,854	5,349

LONG-TERM DEBT	37,283	18,185
DEFERRED CREDITS AND OTHER LIABILITIES	9,985	10,084
STOCKHOLDERS' EQUITY	23,429	13,399

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$75,551	47,017

	CenturyLink, Inc.
	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016
	(UNAUDITED)
	(Dollars in millions)

		Twelve months ended
		December 31, 2017 *	December 31, 2016 *
	OPERATING ACTIVITIES
	Net income	$1,389	626
	Adjustments to reconcile net income to net cash provided by operating activities:
	Depreciation and amortization	3,936	3,916
	Deferred income taxes	(1,193)	6
	Loss on the sale of data centers and colocation business	82	—
	Impairment of assets held for sale	—	13
	Provision for uncollectible accounts	173	192
	Net loss on early retirement of debt	5	27
	Share-based compensation	111	80
	Changes in current assets and liabilities, net	(302)	(108)
	Retirement benefits	(202)	(152)
	Changes in other noncurrent assets and liabilities, net	(197)	(18)
	Other, net	75	26
	Net cash provided by operating activities	3,877	4,608
	INVESTING ACTIVITIES
	Payments for property, plant and equipment and capitalized software	(3,106)	(2,981)
	Cash paid for Level 3 acquisition, net of $2.3 billion cash acquired	(7,289)	—
	Cash paid for other acquisitions	(5)	(39)
	Proceeds from the sale of data centers and colocation business, less cash sold	1,467	—
	Proceeds from sale of property and intangible assets	62	30
	Other, net	—	(4)
	Net cash used in investing activities	(8,871)	(2,994)
	FINANCING ACTIVITIES
	Net proceeds from issuance of long-term debt	8,398	2,161
	Proceeds from financing obligation	356	—
	Payment of contingent consideration	(3)	—
	Payments of long-term debt	(1,963)	(2,462)
	Net payments on 2012 credit facility and revolving line of credit	35	(40)
	Dividends paid	(1,453)	(1,167)
	Proceeds from issuance of common stock	5	6
	Shares withheld to satisfy tax withholdings	(17)	(16)
	Net cash provided by (used in) financing activities	5,358	(1,518)
	Effect of exchange rate changes on cash and cash equivalents	(1)	—
	Net increase in cash, cash equivalents and restricted cash	363	96
*	Cash, cash equivalents and restricted cash at beginning of period	224	128
*	Cash, cash equivalents and restricted cash at end of period	$587	224

*
In the second quarter of 2017, CenturyLink adopted Accounting Standards Update ("ASU") 2016-18, "Restricted Cash (a consensus of the FASB Emerging Issues Task Force)" ("ASU 2016-18"), which requires that a statement of cash flows explain the change in the total of cash, cash equivalents and amounts generally described as restricted cash and restricted cash equivalents as compared to the prior presentation, which explained only the change in cash and cash equivalents. ASU 2016-18 is effective January 1, 2018, but early adoption is permitted and requires retrospective application of the requirements to all previous periods presented. This change was applied on a retrospective basis to all previous periods to match the current period presentation with immaterial impact.

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION
THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016
(UNAUDITED)
(Dollars in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Total segment revenues	$5,135	4,115	16,924	16,766
Total segment expenses	2,818	2,248	9,390	9,081
Total segment income	$2,317	1,867	7,534	7,685
Total segment income margin (segment income divided by segment revenues)	45.1%	45.4%	44.5%	45.8%

Business
Revenues	$3,734	2,630	11,220	10,704
Expenses	2,206	1,588	6,847	6,391

Segment income	$1,528	1,042	4,373	4,313
Segment income margin	40.9%	39.6%	39.0%	40.3%

Consumer
Revenues	$1,401	1,485	5,704	6,062
Expenses	612	660	2,543	2,690

Segment income	$789	825	3,161	3,372
Segment income margin	56.3%	55.6%	55.4%	55.6%

In January 2017, CenturyLink implemented a new organization structure designed to further strengthen its ability to attain our operational, strategic and financial goals. Prior to this reorganization, CenturyLink operated and reported as two segments, business and consumer. As a result of this reorganization, CenturyLink changed the name of the predecessor business segment to "enterprise" segment. Additionally, CenturyLink also reassigned its information technology, managed hosting, cloud hosting and hosting area network services from its former business segment to a new non-reportable operating segment. CenturyLink reported two segments, enterprise and consumer, from January 2017 through October 2017.

In connection with CenturyLink's acquisition of Level 3, CenturyLink implemented a new organization structure and began managing its operations in two segments: business and consumer. CenturyLink's consumer segment remains substantially unchanged under this reorganization, and CenturyLink's newly reorganized business segment includes the legacy CenturyLink enterprise segment operations and the legacy Level 3 operations. In addition, it reassigned it's information technology, managed hosting, cloud hosting and hosting area network operations into the business segment from the former non-reportable operating segment.

CenturyLink, Inc.
NET DEBT TO LTM PRO FORMA ADJUSTED EBITDA RATIO
AS OF DECEMBER 31, 2017
(UNAUDITED)
(Dollars in millions)

Net Debt to LTM Pro Forma Adjusted EBITDA Ratio

Gross Debt	$38,053
Cash and Cash Equivalents	(551)
Net Debt	$37,502
LTM Pro Forma Adjusted EBITDA Excluding Acquisition-Related Expenses	$8,741
Net Debt to LTM Adjusted EBITDA Ratio	4.29

Gross Debt is defined as total long-term debt, less unamortized discounts, premiums and other, net $23 million and unamortized debt issuance costs of ($350 million).

Net Debt to Last Twelve Months (LTM) Pro Forma Adjusted EBITDA Ratio is defined as Gross Debt, reduced by cash and cash equivalents and divided by LTM Pro Forma Adjusted EBITDA Excluding Acquisition-Related Expenses.

Adjusted EBITDA is defined as operating income (loss) from the Pro Forma Combined Company Results less depreciation and amortization expense, non-cash impairment charges, non-cash stock compensation expense and special items, excluding CenturyLink colocation revenue and related estimated costs

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions, except per share amounts and shares in thousands)

	Fourth Quarter 2017
		Less	As Adjusted
	As	Special	excluding
	Reported	Items	Special Items

Net Income as reported in Consolidated Statement of Income	$1,117	(956)	161
Weighted Average Shares Outstanding - Diluted	889,135		889,135

Diluted Earnings Per Share	$1.26		0.18

Special items include:
Integration costs related to CenturyLink's acquisition of Level 3		$206
Interest income related to Term Loan B Escrow account for pre-acquisition		(4)
Interest expense associated with Term Loan B for pre-acquisition
colocation business		20
Income tax effect of special items		(46)
Impact of Tax Reform		(1,132)
		$(956)

Outlook

To enhance the information in our outlook with respect to non-GAAP metrics, we are providing a range for certain GAAP measures that are components of the reconciliation of the non-GAAP metrics. The provision of these ranges is in no way meant to indicate that CenturyLink is explicitly or implicitly providing an outlook on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, CenturyLink has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While CenturyLink feels reasonably comfortable about the outlook for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our outlook of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

CenturyLink, Inc.
2018 OUTLOOK
(UNAUDITED)
(Dollars in millions)

Adjusted EBITDA Outlook
Twelve Months Ended December 31, 2018
	Range
	Low	High
Net Income	$320	720
Income Tax Expense	120	240
Total Other Expense	2,300	2,200
Depreciation and Amortization Expense	5,500	5,400
Non-Cash Compensation Expense	210	190
Integration-related expenses	300	200
Adjusted EBITDA	$8,750	8,950

Free Cash Flow Outlook
Twelve Months Ended December 31, 2018
	Range
	Low	High
Net Cash Provided by Operating Activities excluding integration costs	$7,050	7,150
Capital Expenditures, excluding: integration projects	(3,900)	(3,800)
Free Cash Flow	$3,150	3,350

CENTURYLINK STANDALONE
DESCRIPTION OF NON-GAAP FINANCIAL MEASURES

To enable investors to track CenturyLink's results through the end of 2017 on a basis that assumes CenturyLink did not acquire Level 3, we are providing selected unaudited results in the format previously used.
We use the term Special items as a non-GAAP measure to describe items that impacted a period’s net income and the statement of operations for which investors may want to give special consideration due to their magnitude, nature or both. We do not use the term non-recurring because while some of these items are special because they are unusual and infrequent, others may recur in future periods.
We use Adjusted Earnings before interest, taxes, depreciation and amortization or the term Adjusted EBITDA as a non-GAAP measure to show profitability in our continuing, central business activities, without regard for the effects of special items, capital structure or tax structure, which may be helpful in analyzing trends or making comparisons to other companies that have different capital or tax structures. Other companies may refer to this measure using the term Operating income before depreciation and amortization (OIBDA). Adjusted EBITDA is an accrual based measure that has the effect of excluding quarter-to-quarter variances that are caused by changes in working capital. Adjusted EBITDA does not represent the residual cash flow available for discretionary expenditures, as mandatory debt service requirements and other non-discretionary expenditures are not deducted from the measure. It is also not intended to be used as a replacement for the GAAP measures of Operating income or Cash flows provided by operating activities. Rather it is intended to provide additional information to enhance the understanding of CenturyLink’s GAAP financial information, and it should be considered by investors in addition to, but not in substitution for, the GAAP measures.

CenturyLink Standalone
REVENUES
(UNAUDITED)
(Dollars in millions)

	Three months ended		Twelve months ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Strategic services *
Enterprise high-bandwidth data services (1)	$773	755	3,069	2,990
Other enterprise strategic services (2)	181	331	916	1,320
IT and managed services (3)	169	158	652	641
Consumer broadband services (4)	688	666	2,683	2,689
Other consumer strategic services (5)	94	118	405	458
Total strategic services revenues	1,905	2,028	7,725	8,098

Legacy services *
Enterprise voice services (6)	533	579	2,215	2,413
Enterprise low-bandwidth data services (7)	274	325	1,179	1,381
Other enterprise legacy services (8)	241	266	995	1,075
Consumer voice services (6)	513	589	2,191	2,443
Other consumer legacy services (9)	72	75	288	312
Total legacy services revenues	1,633	1,834	6,868	7,624

Data integration
Enterprise data integration	109	130	479	528
IT and managed services data integration	4	—	18	3
Consumer data integration	—	1	1	2
Total data integration revenues	113	131	498	533

Other revenues
High-cost support revenue (10)	166	170	667	688
Other revenue (11)	147	126	539	527
Total other revenues	313	296	1,206	1,215

Total revenues	$3,964	4,289	16,297	17,470

(1)	Includes MPLS, Ethernet and wavelength revenue
(2)	Includes primarily colocation, broadband, VOIP, video and fiber lease revenue
(3)	Includes primarily IT services, managed hosting, cloud hosting and hosting area network revenue
(4)	Includes broadband and related services revenue
(5)	Includes video and other revenue
(6)	Includes local and long-distance voice revenue
(7)	Includes private line (including special access) revenue
(8)	Includes UNEs, public access, switched access and other ancillary revenue
(9)	Includes other ancillary revenue
(10)	Includes CAF Phase 1, CAF Phase 2 and federal and state USF support revenue
(11)	Includes USF surcharges and failed-sale-leaseback rental income
*
During the second quarter of 2017, CenturyLink determined that certain of its legacy services, specifically its dark fiber network leasing, are more closely aligned with CenturyLink's strategic services than with its legacy services. As a result, CenturyLink now reflects these operating revenues as strategic services, and CenturyLink has reclassified certain prior period amounts to conform to this change. The revision resulted in an increase of revenue from strategic services and a corresponding decrease in revenue from legacy services of $12 million and $48 million for the three and twelve months ended December 31, 2016, respectively.

CenturyLink Standalone
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Three months ended December 31, 2017				Three months ended December 31, 2016
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Adjusted EBITDA and adjusted EBITDA margin
	Operating income *	$524	(206)	(1)	730	405	(186)	(3)	591
	Add: Depreciation and amortization	1,197	—		1,197	958	(36)	(4)	994
	Less: Operating revenues from Level 3	(1,406)	—		(1,406)	—	—		—
	Add: Operating expenses less depreciation and amortization from Level 3	943	28	(2)	915	—	—		—
	Add: Affiliate eliminations	47			47
	Less: CenturyLink expenses billed from Level 3	(12)			(12)
	Adjusted EBITDA	$1,293	(178)		1,471	1,363	(222)		1,585

	Revenues	$5,323	—		5,323	4,289	—		4,289
	Less: Revenues from Level 3	(1,406)	—		(1,406)	—	—		—
	Add: Affiliate eliminations	47			47
	Revenues less Level 3	$3,964	—		3,964	4,289	—		4,289

	Adjusted EBITDA margin (adjusted EBITDA divided by revenues)	32.6%			37.1%	31.8%			37.0%

SPECIAL ITEMS
(1) -	Acquisition and integration costs associated with CenturyLink's acquisition of Level 3 ($178 million) incurred by CenturyLink and ($28 million) in transaction costs incurred by Level 3.
(2) -	Transaction costs incurred by Level 3 of $28 million.
(3) -
Includes severance costs associated with reduction in force initiatives ($148 million), integration costs associated with CenturyLink's acquisition of Qwest ($2 million), costs associated with a large billing system integration project ($2 million), costs related to our pending acquisition of Level 3 ($52 million), costs associated with our pending sale of the colocation business $7 million) and the impairment of a building ($11 million), offset by the termination of depreciation expense related to CenturyLink's pending sale of the colocation business $36 million.

(4) -	Termination of depreciation and amortization expense related to our sale of the colocation business ($36 million).
*
In the first quarter of 2017, CenturyLink adopted ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” (“ASU 2017-07”). ASU 2017-07 modified the presentation of net periodic pension and postretirement benefit costs and requires the service cost component to be reported separately from the other components in order to provide more useful information. Under ASU 2017-07, the service cost component of net periodic pension and postretirement benefit costs is required to be presented in the same expense category as the related salary and wages for the employee. The other components of the net periodic pension and postretirement benefit costs are required to be recognized below operating income in other (expense) income, net in CenturyLink's consolidated statements of operations. This change was applied on a retrospective basis to all previous periods to match the current period presentation. This retrospective application resulted in a $13 million increase in operating income and a corresponding increase in total other expense, net for the three months ended December 31, 2016.

CenturyLink Standalone
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Twelve months ended December 31, 2017				Twelve months ended December 31, 2016
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Adjusted EBITDA and adjusted EBITDA margin
	Operating income *	$2,009	(347)	(1)	2,356	2,333	(228)	(4)	2,561
	Add: Depreciation and amortization	3,936	(6)	(2)	3,942	3,916	(36)	(5)	3,952
	Less: Operating revenues from Level 3	(1,406)	—		(1,406)	—	—		—
	Add: Operating expenses less depreciation and amortization from Level 3	943	28	(3)	915	—	—		—
	Add: Affiliate eliminations	47	—		47	—	—		—
	Less: CenturyLink expenses billed from Level 3	(12)	—		(12)	—	—		—
	Adjusted EBITDA	$5,517	(325)		5,842	6,249	(264)		6,513

	Revenues	$17,656	—		17,656	17,470	—		17,470
	Less: Revenues from Level 3	(1,406)	—		(1,406)	—	—		—
	Add: Affiliate eliminations	47	—		47	—	—		—
	Revenues less Level 3	$16,297	—		16,297	17,470	—		17,470

	Adjusted EBITDA margin (adjusted EBITDA divided by revenues)	33.9%			35.8%	35.8%			37.3%

SPECIAL ITEMS
(1) -
Acquisition and integration costs associated with CenturyLink's acquisition of Level 3 ($243 million) incurred by CenturyLink and ($28 million) in transaction costs incurred by Level 3, a loss associated with the sale of CenturyLink's data centers and colocation business ($82 million), partially offset by the termination of depreciation and amortization expense related to CenturyLink's sale of the data centers and colocation business $50 million, which were substantially offset by additional depreciation expense adjustment recorded on real estate assets CenturyLink was required to reflect on its balance sheet as a result of not meeting the requirement of sale leaseback accounting ($44 million).

(2) -
Termination of depreciation and amortization expense related to CenturyLink's sale of the data centers and colocation business ($50 million), which were substantially offset by additional depreciation expense adjustment recorded of $44 million on real estate assets CenturyLink was required to reflect on its balance sheet as a result of not meeting the requirement of sale leaseback accounting.

(3) -	Transaction costs incurred by Level 3 of $28 million.
(4) -
Includes severance costs associated with reduction in force initiatives ($173 million), integration costs associated with CenturyLink's acquisition of Qwest ($10 million) and costs associated with a large billing system integration project ($15 million), less an offsetting gain on the sale of a building $4 million.

(5) -	Termination of depreciation and amortization expense related to our sale of the colocation business ($36 million).

*
In the first quarter of 2017, CenturyLink adopted ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” (“ASU 2017-07”). ASU 2017-07 modified the presentation of net periodic pension and postretirement benefit costs and requires the service cost component to be reported separately from the other components in order to provide more useful information. Under ASU 2017-07, the service cost component of net periodic pension and postretirement benefit costs is required to be presented in the same expense category as the related salary and wages for the employee. The other components of the net periodic pension and postretirement benefit costs are required to be recognized in other (expense) income, net in CenturyLink's consolidated statements of operations. This change was applied on a retrospective basis to all previous periods to match the current period presentation. This retrospective application resulted in a $2 million increase in operating income and a corresponding increase in total other expense, net for the twelve months ended December 31, 2016.

CenturyLink Standalone
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

	Fourth Quarter	Fourth Quarter	Full Year	Full Year
	2017	2016	2017	2016

Consolidated payments for property, plant and equipment and software	$743	971	3,106	2,981

Less Two Months Level 3 capital expenditures	(207)	—	(207)	—

Capital Expenditures for CenturyLink Standalone	536	971	2,899	2,981

Less Capital expenditures related to integration of Qwest and Level 3	(8)	(8)	(13)	(23)

Capital expenditures excluding integration of Qwest and Level 3	$528	963	2,886	2,958

CenturyLink Standalone
OPERATING METRICS
(UNAUDITED)

	As of	As of	As of
	December 31, 2017	September 30, 2017	December 31, 2016

	(In thousands)
Operating Metrics
Broadband subscribers	5,662	5,767	5,945
Access lines	10,282	10,506	11,090

CenturyLink's methodology for counting broadband subscribers and access lines may not be comparable to those of other companies.

Level 3 Standalone

Description of Non-GAAP Metrics

To enable investors to track Level 3's results through the end of 2017 on a basis that assumes CenturyLink did not acquire Level 3, we are providing selected unaudited results in the format previously used.
Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or "in constant currency terms" are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Core Network Services Revenue includes revenue from colocation and datacenter services, transport and fiber, IP and data services, and voice services (local and enterprise).

Network Access Costs includes leased capacity, right-of-way costs, access charges, satellite transponder lease costs and other third party costs directly attributable to providing access to customer locations from the Level 3 network, but excludes Network Related Expenses, and depreciation and amortization. Network Access Costs do not include any employee expenses or impairment expenses; these expenses are allocated to Network Related Expenses or Selling, General and Administrative Expenses.

Network Related Expenses includes certain expenses associated with the delivery of services to customers and the operation and maintenance of the Level 3 network, such as facility rent, utilities, maintenance and other costs, each related to the operation of its communications network, as well as salaries, wages and related benefits (including non-cash share-based compensation expenses) associated with personnel who are responsible for the delivery of services, operation and maintenance of its communications network, and accretion expense on asset retirement obligations, but excludes depreciation and amortization.

Network Access Margin ($) is defined as total Revenue less Network Access Costs from the Statements of Income, and excludes Network Related Expenses.

Network Access Margin (%) is defined as Network Access Margin ($) divided by total Revenue. Management believes that network access margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to Level 3 after it pays third party network services costs; in essence, a measure of the efficiency of Level 3’s network.

Adjusted EBITDA ($) is defined as net income (loss) from the Statements of Income before income tax (expense) benefit, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin (%) is defined as Adjusted EBITDA divided by total revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of Level 3’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of Level 3 and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin (and similarly uses these terms excluding acquisition-related expenses) to compare Level 3’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses. Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with Level 3’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures. Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net because these items are not related to the primary operations of Level 3.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from Level 3’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin (either with or without acquisition-related expense adjustments) should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Statements of Cash Flows or the Statements of Income. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of Level 3 and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash. Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure Level 3’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the Level 3’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure Level 3’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Level 3 Standalone
FINANCIAL RESULTS
THREE MONTHS ENDED DECEMBER 31, 2017 AND 2016
(UNAUDITED)
(Dollars in millions)

	Three months ended December 31,
	2017	2016 (1)

Core Network Services Revenue	$2,017	1,933
Wholesale Voice Services Revenue	93	99
Total Revenue	2,110	2,032
Network Access Costs	724	680
Network Access Margin	65.7%	66.5%
Network Related Expenses (NRE) (2)(7)	335	327
Selling, General & Administrative Expenses (SG&A) (2)	387	316
Non-cash Compensation Expense	32	35
Adjusted EBITDA (3)	664	709
Adjusted EBITDA, excluding acquisition-related expenses (3) (4)	758	724
Adjusted EBITDA Margin (3)	31.5%	34.9%
Adjusted EBITDA Margin, excluding acquisition-related expenses (3) (4)	35.9%	35.6%
Cash Flows from Operating Activities (5)	431	557
Capital Expenditures	308	306
Capital Expenditures, excluding acquisition-related capital expenditures (6)	301	306
Unlevered Cash Flow (3)	221	386
Unlevered Cash Flow, excluding cash acquisition-related expenses (3) (5) (4)	451	401
Free Cash Flow (3)	123	251
Free Cash Flow, excluding cash acquisition-related expenses (3) (5)	353	266
Net Income	74	250

(1) -	The reported fourth quarter 2016 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2017.
(2) -	Excludes non-cash compensation expense.
(3) -	See schedule of non-GAAP metrics for definitions and reconciliation to GAAP measures.
(4) -
In the fourth quarter 2017, acquisition-related expenses were $87 million and $15 million in fourth quarter 2016. In the fourth quarter 2017, 401K matching contributions of $7 million were funded with cash under the CenturyLink plan

(5) -	In the fourth quarter 2017, cash paid for acquisition-related expenses was $223 million and $15 million in fourth quarter 2016.
(6) -	In the fourth quarter 2017, acquisition-related capital expenditures were $7 million.
(7) -	Included in cost of services and products in statements of income to conform to CenturyLink presentation.

Level 3 Standalone
QUARTERLY CONSTANT CURRENCY
(UNAUDITED)
(Dollars in millions)

		4Q16 FX	3Q17 FX				4Q16 FX		3Q17 FX

		4Q17 Constant Currency				4Q17/ 4Q16 % Change	4Q17 Constant Currency/ 4Q16 % Change(3)	4Q17/ 3Q17 % Change	4Q17 Constant Currency/ 3Q17 % Change(3)
	4Q17		4Q17 Constant Currency	4Q16(2)	3Q17

North America	$1,644	1,644	1,644	1,584	1,597	3.8%	3.8%	2.9%	2.9%
Wholesale	399	399	399	405	404	(1.5)%	(1.5)%	(1.2)%	(1.2)%
Enterprise	1,245	1,245	1,245	1,179	1,193	5.6%	5.6%	4.4%	4.4%

EMEA	$188	180	187	179	184	5.0%	0.6%	2.2%	1.7%
Wholesale	57	54	57	55	57	3.6%	(2.1)%	—%	0.5%
Enterprise	118	114	117	108	113	9.3%	5.3%	4.4%	3.7%
UK Govt	13	12	13	16	14	(18.8)%	(22.3)%	(7.1)%	(8.9)%

Latin America	$185	184	186	170	182	8.8%	8.0%	1.6%	2.3%
Wholesale	33	33	34	34	35	(2.9)%	(3.6)%	(5.7)%	(3.4)%
Enterprise	152	151	152	136	147	11.8%	11.0%	3.4%	3.7%

Total CNS Revenue	$2,017	2,008	2,017	1,933	1,963	4.3%	3.8%	2.8%	2.8%
Wholesale	489	486	490	494	496	(1.0)%	(1.8)%	(1.4)%	(1.1)%
Enterprise (1)	1,528	1,522	1,527	1,439	1,467	6.2%	5.7%	4.2%	4.1%

Total CNS Revenue	$2,017	2,008	2,017	1,933	1,963	4.3%	3.8%	2.8%	2.8%

Wholesale Voice Services	93	93	93	99	96	(6.1)%	(5.6)%	(3.1)%	(3.6)%

Total Revenues	$2,110	2,101	2,110	2,032	2,059	3.8%	3.3%	2.5%	2.5%

Total Enterprise CNS Revenue, excluding UK Government revenue	$1,515	1,510	1,514	1,423	1,453	6.5%	6.0%	4.3%	4.2%

(1)	Includes EMEA UK Government revenue.
(2)	The 2016 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2017.
(3)	Percentages are calculated using whole numbers. Minor differences may exist due to rounding.

Level 3 Standalone
Adjusted EBITDA Metric
(UNAUDITED)
(Dollars in millions)

	Actuals
	Predecessor	Successor
	One month ended October 31, 2017	Two months ended December 31, 2017	Less Adjustments	Combined Predecessor Successor 4Q17	Actuals 4Q16

Net income (loss)	$19	(141)	(196)	74	250
Income tax (benefit) expense	53	234	179	108	(33)
Total other expense	41	65	(10)	116	137
Depreciation and Amortization	104	282	52	334	320
Non-Cash Stock Compensation	12	26	6	32	35
Adjusted EBITDA	229	466	31	664	709

Acquisition-Related Expenses	12	28	(47)	87	15
401(k) cash matching contributions	—	7	—	7	—
Adjusted EBITDA excluding acquisition related expenses	$241	501	(16)	758	724

Core Network Service Revenue	$669	1,346	(2)	2,017	1,933
Wholesale Voice Services and Other Revenue	32	61	—	93	99
Total Revenue	$701	1,407	(2)	2,110	2,032

Adjusted EBITDA Margin	32.7%	33.1%		31.5%	34.9%

Adjusted EBITDA (excluding acquisition related expenses) Margin	34.4%	35.6%		35.9%	35.6%

Level 3 Standalone
Adjusted EBITDA Metric
(UNAUDITED)
(Dollars in millions)

	Actuals
	Predecessor	Successor
	Ten months ended October 31, 2017	Two months ended December 31, 2017	Less Adjustments	Combined Predecessor Successor FY 2017	Actuals FY 2016

Net income	$425	(141)	(196)	480	677
Income tax (benefit) expense	268	234	179	323	165
Total other expense	458	65	(17)	540	602
Depreciation and Amortization	1,030	282	(5)	1,317	1,250
Non-Cash Stock Compensation	132	26	6	152	156
Adjusted EBITDA	2,313	466	(33)	2,812	2,850

Acquisition-Related Expenses	85	28	(47)	160	15
401(k) cash matching contributions	—	7	—	7	—
Adjusted EBITDA excluding acquisition related expenses	$2,398	501	(80)	2,979	2,865

Core Network Service Revenue	$6,543	1,346	(2)	7,891	7,764
Wholesale Voice Services and Other Revenue	327	61	1	387	408
Total Revenue	$6,870	1,407	(1)	8,278	8,172

Adjusted EBITDA Margin	33.7%	33.1%		34.0%	34.9%

Adjusted EBITDA (excluding acquisition related expenses) Margin	34.9%	35.6%		36.0%	35.1%

Level 3 Standalone
Cash Flows
(UNAUDITED)
(Dollars in millions)

	Actuals
	Predecessor	Successor
	One month ended October 31, 2017	Two months ended December 31, 2017	Less Adjustments	Combined Predecessor Successor 4Q17	Actuals 4Q16

Net cash used in Investing Activities	$(101)	(2,032)	—	(2,133)	(303)
Net cash used in Financing Activities	$—	(251)	—	(251)	(2)
Net cash provided by Operating Activities	$123	308	—	431	557
Capital Expenditures	(101)	(207)	—	(308)	(306)
Free Cash Flow	22	101	—	123	251
Cash Interest paid	56	56	—	112	136
Interest Income	(2)	(12)	—	(14)	(1)
Unlevered Cash Flow	$76	145	—	221	386

Free Cash Flow	$22	101	—	123	251
Add back: Cash Acquisition-Related Expenses	14	162	(47)	223	15
Add back: 401(k) cash funding	—	7	—	7
Free Cash Flow Excluding Cash Acquisition-Related Expenses	$36	270	(47)	353	266

Unlevered Cash Flow	$76	145	—	221	386
Add back: Cash Acquisition-Related Expenses	14	162	(47)	223	15
Add back: 401(k) cash funding	—	7	—	7	—
Unlevered Cash Flow Excluding Cash Acquisition-Related Expenses	$90	314	(47)	451	401

Level 3 Standalone
Cash Flows
(UNAUDITED)
(Dollars in millions)

	Actuals
	Predecessor	Successor
	Ten months ended October 31, 2017	Two months ended December 31, 2017	Less Adjustments	Combined Predecessor Successor FY 2017	Actuals FY 2016

Net cash used in Investing Activities	$(1,114)	(2,032)	—	(3,146)	(1,319)
Net cash used in Financing Activities	$(348)	(251)	—	(599)	(56)
Net cash provided by Operating Activities	$1,914	308	—	2,222	2,343
Capital Expenditures	(1,119)	(207)	—	(1,326)	(1,334)
Free Cash Flow	795	101	—	896	1,009
Cash Interest paid	468	56	—	524	508
Interest Income	(13)	(12)	—	(25)	(4)
Unlevered Cash Flow	$1,250	145	—	1,395	1,513

Free Cash Flow	$795	101	—	896	1,009
Add back: Cash Acquisition-Related Expenses	29	162	(47)	238	15
Add back: 401(k) cash funding	—	7	—	7	—
Free Cash Flow Excluding Cash Acquisition-Related Expenses	$824	270	(47)	1,141	1,024

Unlevered Cash Flow	$1,250	145	—	1,395	1,513
Add back: Cash Acquisition-Related Expenses	29	162	(47)	238	15
Add back: 401(k) cash funding	—	7	—	7	—
Unlevered Cash Flow Excluding Cash Acquisition-Related Expenses	$1,279	314	(47)	1,640	1,528

Level 3 Standalone
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

	Fourth Quarter	Full Year
	2017	2017

Consolidated Capital Expenditures thru October 31, 2017	$101	1,119

Add November and December	207	207

Capital expenditures	308	1,326

Less: acquisition-related capital expenditures	(7)	(17)

Capital expenditures less acquisition-related expenditures	$301	1,309

CenturyLink, Inc. Pro Forma Combined Company Results
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

	Three Months ending December 31, 2017					Twelve Months ending December 31, 2017
	Reported	Add Month			Pro Forma	Reported	Predecessor			Pro Forma
	Consolidated	of October	Pro Forma		Combined	Consolidated	Level 3	Pro Forma		Combined
	CenturyLink	Level 3	Adjustments		Company	CenturyLink	October YTD	Adjustments		Company

OPERATING REVENUES
Operating revenues	$5,323	701	(21)	(a)	6,003	17,656	6,870	(205)	(a)	24,321
Less colocation sold to Cyxtera and not retained					2					(194)
					6,005					24,127
OPERATING EXPENSES
Cost of services and products	2,498	355	(21)	(a)	2,838	8,203	3,481	(195)	(a)	11,489
Selling, general and administrative	1,104	122	—		1,227	3,508	1,208			4,716
Depreciation and amortization	1,197	104	—		1,301	3,936	1,030	172	(b)	5,138
Less estimated net costs of colocation sold to Cyxtera and not retained										(100)
	4,799	581	(21)		5,366	15,647	5,719	(23)		21,243

OPERATING INCOME	524	121	—		639	2,009	1,151	(182)		2,884

Depreciation and amortization					1,301					5,138
Non Cash Compensation					54					238

ADJUSTED EBITDA INCLUDING SPECIAL ITEMS AND					$1,994					8,260
ACQUISITION- RELATED EXPENSES

Level 3 acquisition related expenses					$39					113
CenturyLink special items and acquisition-related expenses					178					325

ADJUSTED EBITDA EXCLUDING SPECIAL ITEMS AND	217	438
ACQUISITION- RELATED EXPENSES	$2,211	8,698

* Reported in CenturyLink Consolidated Statement of Operations
** Reported in Level 3 Consolidated Statement of Operations

(a)
Adjustment reflects the elimination of operating revenues and expenses for existing commercial transactions between CenturyLink and Level 3 ($19 million) and elimination of Level 3 deferred revenues ($2 million) three months ended December 31, 2017 and ($176 million) for the twelve months ending December 31, 2017

(b)
Depreciation expense decreased on Level 3's property, plant and equipment resulting from decreased PP&E fair value; ($303 million) for twelve months ending December 31, 2017. Increase in amortization expense resulting from increase intangible asset fair value and $475 million for the twelve months ending December 31, 2017

CenturyLink, Inc. Pro Forma Combined Company Results
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

	Three Months ending December 31, 2016					Twelve Months ending December 31, 2016
					Pro Forma					Pro Forma
	Reported *	Reported **	Pro Forma		Combined	Reported *	Reported **	Pro Forma		Combined
	CenturyLink	Level 3	Adjustments		Company	CenturyLink	Level 3	Adjustments		Company

OPERATING REVENUES
Operating revenues	$4,289	2,032	(62)	(a)	6,259	17,470	8,172	(264)	(a)	25,378
Less colocation sold to Cyxtera and not retained					(147)					(594)
					6,112					24,784
OPERATING EXPENSES
Cost of services and products	1,929	1,029	(56)	(a)	2,902	7,774	4,128	(236)	(a)	11,666
Selling, general and administrative	997	345	—		1,342	3,447	1,407	—		4,854
Depreciation and amortization	958	303	67	(b)	1,328	3,916	1,193	408	(b)	5,517
Less estimated net costs of colocation sold to Cyxtera and not retained					(75)					(300)
	3,884	1,677	11		5,497	15,137	6,728	172		21,737

OPERATING INCOME	405	355	(73)		615	2,333	1,444	(436)		3,047

Depreciation and amortization					1,328					5,517
Non Cash Compensation					55					236

ADJUSTED EBITDA INCLUDING SPECIAL ITEMS AND					$1,998					8,800
ACQUISITION- RELATED EXPENSES

Level 3 acquisition related expenses					$15					15
CenturyLink special items and acquisition-related expenses					222					264
					237					279

ADJUSTED EBITDA EXCLUDING SPECIAL ITEMS AND
ACQUISITION- RELATED EXPENSES					$2,235					9,079

* Reported in CenturyLink Consolidated Statement of Operations
** Reported in Level 3 Consolidated Statement of Operations

(a)
Adjustment reflects the elimination of operating revenues and operating expenses for existing commercial transactions between CenturyLink and Level 3 ($56 million) for the three months ending December 31, 2016 and ($236 million) for the twelve months ending December 31, 2016. The operating revenues recognized by Level 3 associated with the existing deferred revenues from prior installation activities that will likely be assigned little or no value in the purchase price allocation process ($6 million) for the three months ending December 31, 2016 and ($28 million) for the twelve months ending December 31, 2016.

(b)
Depreciation expense decreased on Level 3's property, plant and equipment resulting from decreased PP&E fair value; ($89 million) for the three months ending December 31, 2016 and ($216 million) for the twelve months ending December 31, 2016. Increase in amortization expense resulting from increase intangible asset fair value; $156 million for the three months ending December 31, 2016 and $624 million for the twelve months ending December 31, 2016.

CenturyLink, Inc. Pro Forma Combined Company Results
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

	Fourth Quarter	Fourth Quarter	Full Year	Full Year
	2017	2016	2017	2016

CenturyLink Consolidated Capital Expenditures	$743	971	3,106	2,981

Capital Expenditures Predecessor Level 3	101	306	1,119	1,334

Pro Forma Capital Expenditures	844	1,277	4,225	4,315

Less CenturyLink Standalone Capital Expenditures related to integration of Qwest and Level 3	(8)	(8)	(13)	(23)

Less Level 3 Standalone Capital Expenditures related to integration	(7)	—	(17)	—

Less Capital Expenditures related to colocation business	—	(21)	(14)	(58)

Pro Forma Capital Expenditures excluding colocation business and integration of Qwest and Level 3	$829	1,248	4,181	4,234

CenturyLink, Inc. Pro Forma Combined Company Results
ADJUSTED PRO FORMA REVNEUE BY QUARTER
(UNAUDITED)
(Dollars in millions)

	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
	2017	2017	2017	2017	2016
Business	$4,415	4,427	4,419	4,429	4,451
Consumer	1,401	1,420	1,436	1,447	1,485
Regulatory	189	186	185	174	176
Total Adjusted Pro Forma Revenue	$6,005	6,033	6,040	6,050	6,112

By Business Unit
Medium & Small Business	$874	896	893	901	918
Enterprise	1,324	1,311	1,296	1,292	1,263
International & Global Accounts	941	918	911	891	905
Wholesale & Indirect	1,276	1,302	1,319	1,345	1,365
Consumer	1,401	1,420	1,436	1,447	1,485
Regulatory	189	186	185	174	176
Total Adjusted Pro Forma Revenue	$6,005	6,033	6,040	6,050	6,112

By Service Type
IP & Data Services	$1,839	1,811	1,807	1,819	1,802
Transport & Infrastructure	2,092	2,108	2,119	2,092	2,128
Voice & Collaboration	1,716	1,759	1,768	1,812	1,848
IT & Managed Services	169	169	161	153	158
Regulatory	189	186	185	174	176
Total Adjusted Pro Forma Revenue	$6,005	6,033	6,040	6,050	6,112